Exhibit 99.1

Armstrong Flooring Expands Capital Resources and Liquidity

- Strengthens Financial Flexibility To Execute Strategic Roadmap -

Lancaster, PA, June 23, 2020. Armstrong Flooring, Inc. (NYSE: AFI) (“Armstrong Flooring” or the “Company”), a leader in the design and manufacture of innovative flooring solutions, today announced that it has amended its senior secured asset-based revolving credit facility (“ABL Facility”), modifying the facility size to $90 million with a maturity date in December 2023 and an interest rate on borrowings based on LIBOR with a floor of 1.00% plus a spread of 2.75% to 4.00%. The amendment provides the Company with enhanced flexibility by adjusting the covenants to terms more appropriate in the current circumstances, among other changes, subject to the terms and conditions of the ABL Facility amendment.

Additionally, the Company has entered into a new $70 million term loan facility (“Term Loan”) to further strengthen its capital resources. Borrowings under the new Term Loan will bear interest at a rate of LIBOR with a floor of 1.50% plus a spread of 12.0%. The Term Loan matures in June 2025 and will be available for business transformation and growth initiatives, working capital needs and general corporate purposes.

Following the transactions, the Company had total liquidity of approximately $97 million, including cash plus availability under its credit facilities, providing the Company with ample financial resources to more effectively execute its near term and long-term objectives.

“The amended facility and expansion of our capital resources equips Armstrong Flooring with additional liquidity to navigate the current environment,” said Michel Vermette, President and Chief Executive Officer. “During the month of May 2020, we were encouraged to see our preliminary net sales increase sequentially compared to April. With our strengthened balance sheet and enhanced flexibility, we are now better positioned to execute our business transformation and invest strategically in market opportunities as the economic recovery gains momentum. We appreciate our lending partners’ support for Armstrong Flooring and their confidence in our strategic roadmap.”

Bank of America acted as sole Lead Arranger for the ABL Facility and Pathlight Capital acted as sole Lead Arranger for the Term Loan. Jefferies LLC acted as a financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Armstrong Flooring.

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions. Headquartered in Lancaster, Pennsylvania, the Company safely and responsibly operates 8 manufacturing facilities globally, working to provide the highest levels of service, quality and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Forward Looking Statements

Disclosures in this release and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,”

“could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Contact Information

Investors:

Doug Bingham

SVP, Chief Financial Officer

717-672-9300

IR@armstrongflooring.com

Media:

Alison van Harskamp

Director, Corporate Communications

aficorporatecommunications@armstrongflooring.com

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